As filed with the Securities and Exchange Commission on January 26, 2023

Registration No. 333-243483

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Summit Midstream Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	4922	45-5200503
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

910 Louisiana Street, Suite 4200

Houston, TX 77002

(832) 413-4770

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James D. Johnston

910 Louisiana Street, Suite 4200

Houston, TX 77002

(832) 413-4770

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joshua Davidson

Clinton W. Rancher

Baker Botts L.L.P.

910 Louisiana Street

Houston, Texas 77002

(713) 229-1234

Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Approximate date of commencement of proposed sale to the public: Not Applicable

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

EXPLANATORY NOTE—

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 2 relates to the Registration Statement filed on Form S-1 (Commission File No. 333- 243483) by Summit Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), with the Securities and Exchange Commission (the “SEC”), as originally declared effective by the SEC on August 27, 2020, and as amended by the Post-Effective Amendment No. 1, effective on April 30, 2021, registering 666,667 common units representing limited partner interests in the Partnership for resale, from time to time, by the selling unitholders named therein (as amended, the “Registration Statement”).

The Partnership has no further obligation to maintain effectiveness of the Registration Statement. In accordance with an undertaking made by the Partnership in the Registration Statement to remove from registration by means of a post-effective amendment any registered securities which remain unsold at the termination of the offering, this Post-Effective Amendment No. 2 is being filed to terminate the effectiveness of the Registration Statement and to remove from registration all securities registered but not sold under the Registration Statement. As a result of this deregistration, no securities remain registered for resale pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 2 to Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on the 26th day of January, 2023.

Summit Midstream Partners, LP

By:	Summit Midstream GP, LLC, its general partner

By:	/s/ James D. Johnston
Name:	James D. Johnston
Title:	Executive Vice President, General Counsel and Chief Compliance Officer

Pursuant to Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment No. 2 to the Registration Statement.